Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Amendment No. 14 to the Trust Instrument effective October 25, 2004, regarding abolishment of ING High Yield Opportunity Fund previously filed as an Exhibit to the Post-Effective Amendment No. 28 to the Registrant's Registration Statement on Form N-1A on May 13, 2005 and incorporated herein by reference.

(a)(2) Amendment No. 15, effective March 15, 2005, regarding abolishment of ING Money Market Fund and ING Lexington Money Market Trust filed herein.

(e)(1) Amended and Restated Schedule 1 with respect to the Restated Management Agreement between ING Funds Trust and ING Investments, LLC with regards to ING Classic Money Market Fund, ING High Yield Bond Fund, ING Intermediate Bond Fund and ING National Tax-Exempt Bond Fund effective January 1, 2005 filed herein.

(e)(2) Amended Schedule A with respect to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. dated January 1, 2005 with regards to ING Classic Money Market Fund, ING GNMA Income Fund, ING High Yield Bond Fund, ING Intermediate Bond Fund, ING Lexington Money Market Trust, ING Money Market Fund and ING National Tax-Exempt Bond Fund filed herein.